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                                                                   EXHIBIT 10.35



                 FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER


          THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this "Amendment") dated as of March 13, 1998 is made between APRIA HEALTHCARE GROUP INC., a corporation organized and existing under the laws of the State of Delaware ("Apria") and the Subsidiaries of Apria identified on the signature pages of this Amendment and any Subsidiary of Apria that, subject to Section
9.13 of the Credit Agreement, shall have executed a Joinder Agreement (Apria and such Subsidiaries are each referred to individually as a "Borrower" and, collectively, as the "Borrowers"), each of the financial institutions listed on
Schedule I to the Credit Agreement or that, pursuant to Section 13.4 of the Credit Agreement, shall become a "Bank" thereunder (individually, a "Bank" and, collectively, the "Banks"), NATIONSBANK OF TEXAS, N.A., as the Syndication Agent, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as the Administrative and Collateral Agent ("Administrative and Collateral Agent").

                                    RECITALS

          I. The Borrowers, the Banks, the Syndication Agent and the Administrative and Collateral Agent are parties to the Credit Agreement dated as of August 9, 1996, as amended by the First Amendment to Credit Agreement dated as of April 22, 1997 (the "First Amendment"), the Second Amendment to Credit Amendment dated as of August 8, 1997 (the "Second Amendment") and the Third Amendment to Credit Agreement and Waiver, dated as of January 30, 1998, as modified by the Consent dated February 26, 1998 (the "Third Amendment"), pursuant to which the Banks extended certain credit to the Borrowers (the "Credit Agreement").

          II. The Borrowers previously provided notice to the Administrative and Collateral Agent and the Banks pursuant to Section 9.1(e) of the Credit Agreement that an Event of Default has occurred and is continuing under the Credit Agreement as a result of the Borrowers' breach of the provisions of Sections 10.9, 10.10 and 10.11 of the Credit Agreement (the "Existing Defaults").

          III. The Borrowers and the Banks, at the Borrower's request, entered into the Third Amendment pursuant to which the Banks agreed during the Waiver Period (as defined in Section 6.1 of the Third Amendment) to (a) temporarily waive, for limited purposes, the Defaults existing as a result of the breach of Sections 10.9 and 10.10 of the Credit Agreement and (b) continue to permit limited Borrowings under the Credit Agreement and allow the Borrowers to continue Loans as, or convert Loans to, Eurodollar Loans during the Waiver Period.


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          IV. Subsequent to the execution and delivery of the Third Amendment,
Joseph Littlejohn & Levy ("JLL") and CIBC WG Argosy Merchant Fund 2 LLC ("CIBC") agreed to make an equity investment in Apria (the "JLL/CIBC Investment") pursuant to the Stock Purchase Agreement and the Stockholder Agreement, each dated as of February 3, 1998, between, among others, JLL, CIBC and Apria.

          V. The Borrowers have requested that the Banks agree to extend the Waiver Period until June 30, 1998, to provide sufficient time to consummate the JLL/CIBC Investment.

          VI. The Borrowers have agreed in consideration of the extension of the Waiver Period (and the initial Waiver Period as provided in the Third Amendment) to (i) grant the Administrative and Collateral Agent, for the benefit of the Banks, a security interest in all of their personal property assets to secure the Obligations, (ii) amend certain provisions of the Credit Agreement and (iii) use their best efforts and negotiate in good faith to resyndicate the credit facilities in connection with the consummation of the JLL/CIBC Investment by June 30, 1998 or, in the event the JLL/CIBC Investment is not consummated, restructure the Credit Agreement as the Banks shall reasonably request by June 30, 1998.

          VII. The Borrowers have advised the Agent that (a) Protocare of Metropolitan New York, Inc., a Borrower under the Credit Agreement has merged with and into Apria Healthcare, Inc., also a Borrower under the Credit Agreement, (b) Apria Number One, Inc., has changed its name to ApriaCare Management Systems, Inc., and (c) Homedco of New York State, Inc., has changed its name to Apria Healthcare of New York State, Inc. and have requested that the Credit Documents reflect the foregoing.

          VIII. The Borrowers have requested that the Credit Agreement be amended to reflect the foregoing.

          IX. The Required Banks are willing to accommodate the requests of the Borrowers on the terms and conditions specified in this Amendment.



                                    AGREEMENT

          In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Banks agree as follows:

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          1. Defined Terms. Capitalized terms used but not defined in this
Amendment shall have the respective meanings assigned to such terms in the Credit Agreement. In addition, the following terms shall have the following meanings:

          "Extended Waiver Period" shall mean the period beginning on the date of this Amendment and ending on the earlier of (i) June 30, 1998, (ii) the occurrence or disclosure of any Default or Event of Default (other than the Existing Defaults), (iii) Apria's knowledge that (a) the aggregate amount of the 1997 Fourth Quarter Charges and Reserves is likely to be in excess of $225,000,000, or (b) the tangible portion of the 1997 Fourth Quarter Charges and Reserves is or is likely to be in excess of $85,000,000, of which knowledge Apria shall immediately notify the Administrative and Collateral Agent and (iv) the termination of the JLL/CIBC Investment (provided that the Borrowers shall have 30 days (but in no event later than June 30, 1998) to cure such default) or the failure of the JLL/CIBC Investment to be consummated by June 30, 1998.

          "1997 Fourth Quarter Charges and Reserves" shall mean any and all reserves, charges and adjustments made or taken by Apria in the fourth quarter of its 1997 fiscal year.

          2. Amendment to Section 1.1.

          (a) The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

               "Authorized Company Employees" shall mean employees of Apria designated in writing to the Agent as such from time to time by the chief financial officer or the treasurer of Apria, and as to whom the Company has provided to the Administrative and Collateral Agent a certificate of the Secretary or Assistant Secretary of Apria certifying that the Board of Directors of Apria has delegated such authority to the chief financial officer or the treasurer, as the case may be, of Apria.

               "CIBC" shall mean CIBC WG Argosy Merchant Fund 2 LLC.

               "Confirmation of Security Agreement" shall mean the Confirmation of Security Agreement, dated as of March 13, 1998, by Apria, to be filed with the Patent and Trademark Office.

               "JLL" shall mean Joseph Littlejohn & Levy.

               "JLL/CIBC Investment" shall mean the agreement by



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     JLL and CIBC to make an equity investment in Apria in an amount not less than $172,200,000 pursuant to the Stock Purchase Agreement and the Stockholder Agreement.

               "Security Agreement" shall mean the Security Agreement, dated as of March 13, 1998, among the Borrowers and the Administrative and Collateral Agent.

               "Security Documents" shall mean, collectively, the Security Agreement, the Confirmation of Security Agreement, all Uniform Commercial Code financing statements and all other filings or recordings with any Governmental Authority required by the Administrative and Collateral Agent in connection with this Agreement or the Security Agreement.

               "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of February 3, 1998, between, among others, JLL, CIBC and Apria.

               "Stockholder Agreement" shall mean the Stockholder Agreement, dated as of February 3, 1998, between, among others, JLL, CIBC and Apria.

          (b) The defined term "Administrative Agent" is hereby replaced throughout the Credit Agreement with the defined term "Administrative and Collateral Agent" and shall read as follows:

               "Administrative and Collateral Agent" shall mean BofA in its capacity as Administrative and Collateral Agent for the Banks under this Agreement, and shall include any successor to the Administrative and Collateral Agent appointed pursuant to Section 12.9.

          (c) The definition of "Credit Documents" in Section 1.1 of the Credit Agreement is hereby amended by adding "the Security Documents," after the word "Note," on the second line of such definition.

          (d) The definition of "Permitted Senior Subordinated Notes" in Section
1.1 of the Credit Agreement is hereby deleted in its entirety.

          3. Amendment to Article 2. Article 2 of the Credit Agreement is hereby amended by adding at the end thereof the following new Section 2.15:

                    "2.15  Notices of Borrowing; Notices of
          Conversion; Authorized Employees. Notices of Borrowing and Notices of Conversion shall only be executed by officers of Apria or Authorized Employees.



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          4. Amendment to Section 8.3. Section 8.3 of the Credit Agreement is
hereby amended to add the following parenthetical at the end of the tenth line of such section:

     "(except for the Liens created pursuant to the Security Documents)"


          5. Amendment to Section 8.4. Section 8.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Other than filings and recordings required to be made in respect of the Liens created pursuant to the Security Documents, no material order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Initial Borrowing Date), or exemption by, any Governmental Authority is required (i) to authorize the execution, delivery and performance of any Credit Document by any Credit Party or
          (ii) to establish the legality, validity, binding effect or enforceability of any such Credit Document against such Credit Party."

          6. Amendment to Section 9.1. Section 9.1 of the Credit Agreement is hereby amended by adding at the end thereof the following new paragraph:

          (e) Monthly Financial Statements. Within 10 days after the close of each monthly accounting period in each fiscal year of Apria, (i) the consolidated balance sheet of Apria and its Subsidiaries as at the end of such monthly period and the related consolidated statements of income, retained earnings and cash flow, (ii) pro forma statements of cash flow, including sources and uses of cash, for Apria and its Subsidiaries for the next succeeding three month period, in form and substance reasonably satisfactory to the Administrative and Collateral Agent and the Required Banks and (iii) the percentage of Specified Assets located in the Filing States.

          7. Amendment to Section 10.1. Section 10.1 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (x), deleting the period at the end of clause (xi) and replacing it with "; and" and inserting the following as a new clause (xii):

                       "(xii) Liens created pursuant to the Security Documents."

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          8. Amendment to Section 10.5. Section 10.5 of the Credit Agreement is
hereby amended by (a) deleting the parenthetical relating to refinancings of Permitted Senior Subordinated Notes contained in Section 10.5(d), and (b) deleting the term "Permitted Senior Subordinated Notes" contained in Section 10.5(h) and substituting the term "Senior Subordinated Notes" for such term.

          9. Amendment to Article 11. Article 11 of the Credit Agreement is hereby amended by adding at the end thereof the following new Sections 11.10 and 11.11.

                    "11.10 Security Documents. Except for an expiration in accordance with its terms, any Security Document shall be terminated or shall cease to be in full force and effect, for whatever reason, or any of the Credit Parties shall attempt to revoke any Security Document."

                    "11.11 JLL/CIBC Investment. The termination of the JLL/CIBC Investment (provided that the Borrowers shall have 30 days (but in no event later than June 30, 1998) to cure such default) or the failure of the JLL/CIBC Investment to be consummated by June 30, 1998."

          10. Amendment to Section 13.13. Section 13.13(a) of the Credit Agreement is hereby amended by adding the following words at the end of clause
(iv) of such section:

     "or release any material portion of the Collateral (as defined in the Security Agreement) other than the release of Collateral in connection with any sale expressly permitted by the terms of any Credit Document".

          11. Amendment to Notices. The address for notices to the Administrative and Collateral Agent set forth on the signature pages to the Credit Agreement is hereby deleted in its entirety, with the following substituted therefor:

                    1455 Market Street
                    San Francisco, California 94103
                    Attn:  Christine Cordi
                    Agency Management Dept., 10831
                    Telephone:     (415) 436-2790
                    Facsimile:     (415) 436-3425

          12.  Agreement Relating to Defaults.

               (a) Temporary Waiver. Subject to the



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     satisfaction of the conditions set forth in Section 17 of this Amendment and so long as no Default or Event of Default (other than the Existing Defaults) has occurred and is continuing, the Administrative and Collateral Agent and the Banks agree that, except with respect to the provisions of Sections 2.13, 9.13 (except as set forth in Section 10(e) of this Amendment), 10.3, 10.12, 12.9 and 13.4, they shall waive their rights and remedies with respect to the Existing Defaults during the Extended Waiver Period, at the conclusion of which time such waiver shall terminate automatically without any notice from or act by the Administrative and Collateral Agent or the Banks, the Existing Defaults shall be reinstated and the Administrative and Collateral Agent and the Banks shall be entitled to exercise all rights and remedies with respect to the Existing Defaults. Except to the extent expressly set forth in this Section 11, this Amendment shall not limit or otherwise affect any rights that the Banks may have with respect to any other or future Default or Event of Default by the Borrowers and the Borrowers shall be bound to perform all their Obligations under the Credit Agreement (other than with respect to the Existing Defaults during the Extended Waiver Period), subject to the terms and conditions of the Credit Agreement.

               (b) Availability. The Banks hereby agree that during the Extended Waiver Period, conditioned on (a) the Borrowers' compliance with all provisions of the Credit Agreement (including Section 7.1, except with respect to the Existing Defaults) and (b) the Administrative and Collateral Agent's receipt of an opinion of counsel to the Borrowers, satisfactory in form and substance to the Administrative and Collateral Agent, that the incurrence of additional Indebtedness is permitted by the terms of the Indenture, the Banks will make available to the Borrowers, in addition to the Loans outstanding on the date of the Third Amendment, up to $20,000,000 (of which up to $3,000,000 may be used for Swingline Loans) of the $450,000,000 Revolving Loan Commitment; provided that no new Letters of Credit will be available.

               (c) Default Interest. The Borrowers and the Banks hereby agree that the amendment to Section 2.8(c) of the Credit Agreement set forth in the Third Amendment shall not take effect until the expiration of the Extended Waiver Period and shall only apply prospectively from such date.

               (d) Eurodollar Loans. The Banks hereby agree that during the Extended Waiver Period the Borrowers may (a) continue existing Eurodollar Loans on the expiration of the Interest Period thereof to new Eurodollar Loans or convert



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     Base Rate Loans to Eurodollar Loans and (b) subject to Section 11(b) of this Amendment make new Borrowings as Eurodollar Loans; provided that no Interest Period may expire subsequent to June 30, 1998. The Banks hereby agree that during the Extended Waiver Period, Interest Periods may be shorter than the one month minimum set forth in the Credit Agreement, with the duration of such Interest Periods to be agreed to by the Administrative and Collateral Agent and the Borrowers.

               (e) Permitted Transactions. During the Extended Waiver Period, irrespective of the existence of the Existing Defaults, but conditioned upon no other Default having occurred and being continuing, Apria may effect Permitted Transactions in accordance with Section 9.13 of the Credit Agreement; provided that (a) the aggregate consideration for all such Permitted Transactions does not exceed $20,000,000 and (b) the aggregate portion of the consideration consisting of cash or the assumption of Indebtedness by Apria or any of its Subsidiaries does not exceed $15,000,000.

          13. Modification of Section 10.9 during the Extended Waiver Period. During the Extended Waiver Period, compliance with Section 10.9 of the Credit Agreement shall be determined as follows (provided that such calculations shall not include the 1997 Fourth Quarter Charges and Reserves):

          Fiscal Quarter End                 Ratio
          ---------------------              -------
          March 31, 1998                     2.10
          June 30, 1998                      1.75

          14. Modification to Section 10.10 during the Extended Waiver Period. During the Extended Waiver Period compliance with Section 10.10 of the Credit Agreement shall be determined as follows:

     "Apria will not permit its Consolidated Net Worth at the end of any fiscal quarter (commencing with the fiscal quarter ending on March 31, 1998 ) to be less than (a) an amount equal to 70% of its Consolidated Net Worth as of December 31, 1997, plus (b) an amount equal to 50% of Consolidated Net Income (in excess of zero) for each fiscal quarter commencing with the fiscal quarter ending March 31, 1998, which amount shall be added to Consolidated Net Worth as of the last day of each such fiscal quarter, plus
     (c) 100% of the net proceeds of issuances of Apria Common Stock."

          15. Modification to Section 10.11 during the Extended



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Waiver Period. During the Extended Waiver Period compliance with Section 10.11 of the Credit Agreement shall be determined as follows (provided that such calculations shall not include the 1997 Fourth Quarter Charges and Reserves):

     "Apria will not permit the Consolidated Funded Indebtedness to Consolidated EBITDA Ratio at the end of the fiscal quarter ended (a) March 31, 1998 to be greater than 3.0 to 1 and (b) June 30, 1998 to be greater than 3.25 to 1."

          16. Representations. Each of the Borrowers represents and warrants to the Banks that:

          (a) it has the corporate or partnership power to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance by it of each of this Amendment and the Security Agreement;

          (b) the representations and warranties contained in Section 8 of the Credit Agreement are true and correct in all material respects as of the date of this Amendment, except to the extent that a particular representation was made as of a specific date, in which case such representation was true and correct as of such date;

          (c) except with respect to the Existing Defaults, no Default or Event of Default has occurred and is continuing under the Credit Agreement; and

          (d) the Accounts (as defined in the Security Agreement) of the Borrowers, together with the tangible personal property assets of the Borrowers located in California, Colorado, Connecticut, Florida, Indiana and Pennsylvania, constitute not less than 60% (based on book value) of the total Accounts and tangible personal property assets of the Borrowers (the "Specified Assets") of the Borrowers.

          (e) each of Apria and its Material Subsidiaries has duly executed and delivered each of this Amendment and the Security Agreement and each of this Amendment and the Security Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          17. Conditions Precedent. The effectiveness of this Amendment is subject to the following:



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          (a) the receipt by the Administrative and Collateral
Agent of the consent of the Required Banks;

          (b) the receipt by the Administrative and Collateral Agent of this Amendment, duly executed and delivered by each of the Borrowers;

          (c) the receipt by the Administrative and Collateral Agent of a Security Agreement substantially in the form of Exhibit A to this Amendment, duly executed and delivered by each of the Credit Parties;

          (d) the receipt by the Administrative and Collateral Agent of duly executed UCC-1 financing statements naming the Borrowers as Debtors and the Administrative and Collateral Agent as secured party for the states of California, Colorado, Connecticut, Florida, Indiana and Pennsylvania;

          (e) the receipt by the Administrative and Collateral Agent of the Confirmation of Security Agreement, duly executed and delivered by Apria;

          (f) the receipt by the Administrative and Collateral Agent of an opinion of counsel to the Borrowers, satisfactory in form and substance to the Administrative and Collateral Agent; and

          (g) except with respect to the occurrence and continuance of the Existing Defaults, each of the representations and warranties contained in
Section 8 of the Credit Agreement being true and correct in all material respects as of the date of this Amendment with references to the Agreement being references to the Agreement as amended by this Amendment.

          18. Reference to and Effect on the Credit Agreement, Notes and
Guaranty.

               (a) Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

               (b) This Amendment shall be construed as one with the Credit Agreement and the Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

               (c) All documents executed in connection with the Credit Agreement, including, but not limited to, the Notes and the Guaranty shall remain in full force and effect and are hereby ratified and confirmed with respect to the Credit Agreement, as amended hereby.



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               (d) Notwithstanding anything to the contrary contained in this
Section 18, upon the expiration of the Extended Waiver Period, the text of the provisions in this Amendment which were designated as amended only for the duration of the Extended Waiver Period, shall read as originally set forth in the Credit Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment.

          19. JLL/CIBC Investment. Nothing in this Amendment shall operate as
(a) the Banks' consent to the JLL/CIBC Investment or (b) a waiver of any provision in the Credit Agreement prohibiting the JLL/CIBC Investment without the Banks' consent pursuant to Section 13.13 of the Credit Agreement.

          20. Entire Agreement. This Amendment, together with the Credit Agreement and the other documents referred to in, or executed in connection with, the Credit Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Amendment.

          21. Expenses. The Borrowers shall reimburse the Agents on demand for all reasonable costs, expenses and charges (including, without limitation, reasonable fees and charges of legal counsel and other consultants for the Agents) incurred by the Agents in connection with the preparation, performance or enforcement of this Amendment.

          22. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of its parties and their respective successors and permitted assigns.

          23. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          24. Captions. The captions and section headings appearing in this Amendment are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

          25. Counterparts. This Amendment may be executed in any number of counterparts all of which when taken together shall constitute one and the same instrument and any of the parties to this Amendment may execute this Amendment by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so



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that all signatures are physically attached to the same document.

          26.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED
BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF
THE STATE OF CALIFORNIA.




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     IN WITNESS WHEREOF, the parties to this Amendment have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                                   APRIA HEALTHCARE GROUP INC.
                                   APRIA HEALTHCARE, INC.
                                   APRIACARE MANAGEMENT SYSTEMS, INC.
                                   APRIA NUMBER TWO, INC.
                                   APRIA HEALTHCARE OF NEW YORK STATE, INC.




                                   By:-----------------------------------
                                      Name: Larry Smallen
                                      Title:Chief Financial Officer



                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION,
                                   as Administrative and Collateral Agent



                                   By:------------------------------------
                                      Name: Christine Cordi
                                      Title: Vice President